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                                                                     EXHIBIT 4.2

Unless this certificate is presented by an authorized representative of The Depository Trust Company ("DTC") to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP FOR THE PURPOSE OF THE MAINTENANCE OF THE COMPANY'S STATUS AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER SECTIONS 856 THROUGH 859 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE DECLARATION OF TRUST, NO PERSON MAY (i) BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF BENEFICIAL INTEREST OF THE COMPANY IN EXCESS OF 8.0 PERCENT (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF TRUST MANAGERS OF THE COMPANY) OF THE OUTSTANDING COMMON SHARES OF BENEFICIAL INTEREST (EXCEPT, TO THE EXTENT APPLICABLE, IN SUCH CIRCUMSTANCES AS THE EXISTING HOLDER LIMIT SHALL APPLY); (ii) BENEFICIALLY OR CONSTRUCTIVELY OWN PREFERRED SHARES OF BENEFICIAL INTEREST OF THE COMPANY OF ANY SERIES IN EXCESS OF 9.9 PERCENT OF THE OUTSTANDING PREFERRED SHARES OF BENEFICIAL INTEREST OF SUCH SERIES; OR (iii) BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF BENEFICIAL INTEREST OR PREFERRED SHARES OF BENEFICIAL INTEREST (OF ANY CLASS OR SERIES) WHICH WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(b) OF THE CODE OR WHICH OTHERWISE COULD CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO HAS BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OR WHO ACQUIRES OR ATTEMPTS TO ACQUIRE BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OF COMMON SHARES OF BENEFICIAL INTEREST AND/OR PREFERRED SHARES OF BENEFICIAL INTEREST IN EXCESS OF THE ABOVE LIMITATIONS AND ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS EXCESS SHARES OF BENEFICIAL INTEREST AS A TRANSFEREE OF COMMON SHARES OF BENEFICIAL INTEREST OR PREFERRED SHARES OF BENEFICIAL INTEREST RESULTING IN AN EXCHANGE FOR EXCESS SHARES OF BENEFICIAL INTEREST (AS DESCRIBED BELOW) IMMEDIATELY MUST NOTIFY THE COMPANY IN WRITING OR IN THE EVENT OF A PROPOSED OR ATTEMPTED TRANSFER OR ACQUISITION OR PURPORTED CHANGE IN BENEFICIAL OR CONSTRUCTIVE OWNERSHIP, MUST GIVE WRITTEN NOTICE TO THE COMPANY AT LEAST FIFTEEN (15) DAYS PRIOR TO THE PROPOSED OR ATTEMPTED TRANSFER, TRANSACTION OR OTHER EVENT. ANY TRANSFER OR ACQUISITION OF COMMON SHARES OF BENEFICIAL INTEREST AND/OR PREFERRED SHARES OF BENEFICIAL INTEREST OR OTHER EVENT WHICH RESULTS IN VIOLATION OF THE OWNERSHIP OR TRANSFER LIMITATIONS SET FORTH IN THE DECLARATION OF TRUST SHALL BE VOID AB INITIO AND THE PURPORTED BENEFICIAL AND RECORD TRANSFEREE SHALL NOT HAVE OR ACQUIRE ANY RIGHTS IN SUCH COMMON SHARES OF BENEFICIAL INTEREST AND/OR PREFERRED SHARES OF BENEFICIAL INTEREST. IF THE TRANSFER AND OWNERSHIP LIMITATIONS REFERRED TO HEREIN ARE VIOLATED, THE COMMON SHARES OF BENEFICIAL INTEREST OR PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED HEREBY AUTOMATICALLY WILL BE EXCHANGED FOR EXCESS SHARES OF BENEFICIAL INTEREST TO THE EXTENT OF VIOLATION OF SUCH LIMITATIONS, AND SUCH EXCESS SHARES OF BENEFICIAL INTEREST WILL BE HELD IN TRUST BY THE COMPANY, ALL AS PROVIDED BY THE DECLARATION OF TRUST. ALL DEFINED TERMS USED IN THIS LEGEND HAVE THE MEANINGS IDENTIFIED IN THE DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND THE STATEMENT OF DESIGNATION, COPIES OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

               3,400,000 6-3/4% Series A Convertible Cumulative Preferred Shares
                                                            CUSIP No. 225756 204

             6-3/4% Series A Convertible Cumulative Preferred Shares
                           (par value $.01 per share)
                    (Liquidation Preference $25.00 per share)
                    of Crescent Real Estate Equities Company

         Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of 3,400,000 fully paid and non-assessable securities of the Company designated 6-3/4% Series A Convertible Cumulative Preferred Shares (par value $.01 per share) (Liquidation Preference $25.00 per share) (the "Preferred Shares"). The Preferred Shares are transferable on the books and records of the Company's Transfer Agent and Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Shares represented hereby shall in all respects be subject to the provisions of the Statement of Designation of the Preferred Shares filed with the County Clerk of Tarrant County, Texas on January 14, 2004 (the "Statement of Designation"). The Company will provide a copy of the Statement of Designation to any record or beneficial owner of the Preferred Shares without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to the Statement of Designation, which shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Statement of Designation and is entitled to the benefits and limitations hereunder and thereunder.

         Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these Preferred Shares shall not be entitled to any benefit under the Statement of Designation or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the undersigned officers of Crescent Real Estate Equities Company have executed this certificate this __ day of January, 2004.

                                           CRESCENT REAL ESTATE EQUITIES COMPANY

                                           By:  ________________________________
                                                President

ATTEST:

By:________________________________
   Secretary

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                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

         This is the global certificate representing the 6-3/4% Series A Convertible Cumulative Preferred Shares referred to in the Statement of Designation.

         Date:

                                 EquiServe Trust Company, N.A.

                                 By: ___________________________
                                     Authorized Signatory

                                       REVERSE OF SECURITY

A FULL STATEMENT OF ALL OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF THE COMPANY'S SHARES OF BENEFICIAL INTEREST, TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE TRUST MANAGERS TO FIX AND DETERMINE THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF SUBSEQUENT SERIES IS SET FORTH IN THE COMPANY'S RESTATED DECLARATION OF TRUST, AS AMENDED (THE "DECLARATION OF TRUST") AND THE STATEMENT OF DESIGNATION ON FILE WITH THE COUNTY CLERK OF TARRANT COUNTY, TEXAS. THE COMPANY, ON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, WILL FURNISH A COPY THEREOF TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the Preferred Shares evidenced hereby to:_____________________________________________________
________________________________________________________________________________
_____________________________________________________

         (Insert assignee's social security or tax identification number)
________________________________________________________________________________
________________________________________________________________________________

         (Insert address and zip code of assignee)

and irrevocably appoints: __________________________________, agent to transfer the Preferred Shares evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

         Date:

         Signature: ___________________________________
                    (Sign exactly as your name appears on the 6-3/4% Series A Convertible Cumulative Preferred Shares)

         Signature Guarantee:(1) _______________________________________

______________________
(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent and Registrar, which requirements include membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.